UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 4, 2007
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.
     Effective December 4, 2007, the Company’s Board of Directors amended our Amended and Restated Code of By-Laws. The amendment was principally effected in order to change Section 5.1 of the By-Laws to permit the issuance of uncertificated shares of Company stock so that the Company will be able to comply with new Nasdaq listing requirements. Prior to the amendment, the By-Laws required all shares of Company stock to be represented by physical certificates. The By-Laws were also amended to permit notices of special board meetings to be sent by any means of telephonic or electronic communication (not merely telephone or telecopier as had been the case prior to the amendment) and to make certain corrections or clarifications to Article IV (Officers), such as the elimination of the position of Television Division President. A copy of the revised Amended and Restated Code of By-Laws is attached as Exhibit 3.2 to this Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
 (c) Exhibits

EXHIBIT #	DESCRIPTION

3.2	Amended and Restated Code of By-Laws of Emmis Communications (effective December 4, 2007).
Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: December 6, 2007	By:	/s/ J. Scott Enright

J. Scott Enright, Senior Vice President,
Associate General Counsel and Secretary

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